==============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported): December 29, 1999


                           MERCER INTERNATIONAL INC.
            (Exact Name of Registrant as Specified in Its Charter)


                                  Washington
                           (State of Incorporation)


             0-9409                                  91-6087550
    (Commission File Number)            (I.R.S. Employer Identification No.)


                  Burglistrasse 6, Zurich, Switzerland, 8002
         (Address of Principal Executive Offices, including Zip Code)


                               41 (1) 201 7710
             (Registrant's Telephone Number, including Area Code)


==============================================================================

ITEM 5.  OTHER EVENTS.

The Year 2000 issue results from computer applications written to use two digits rather than four to define the applicable year which could lead to business disruptions in the Year 2000. Mercer International Inc. (the "Company") has conducted a comprehensive review and testing of all significant applications that may require modifications to ensure Year 2000 compliance. The Company's systems have been determined to be Year 2000 compliant. The Company has also finalized a contingency action plan in the event of non-compliance on January 1, 2000 designed to safeguard the interests of the Company and its customers. The Company believes the plan significantly reduces the risk of a Year 2000 issue serious enough to cause a business disruption. The total costs to the Company of Year 2000 compliance activities have not been and are not currently anticipated to be material to its financial position or results of operations in any given year.

The Company has also communicated with certain of its key suppliers and key customers about the Year 2000 issue and has received assurances that such suppliers and customers are, or will be, Year 2000 compliant or that they have a contingency plan in place in the event they suffer any disruptions from the Year 2000 issue. Although there can be no certainty that all aspects of the Year 2000 issue potentially affecting the Company, its key suppliers and key customers have been fully resolved, management believes that the Year 2000 issue will not pose significant operational problems for its computers or the operation of its business.

                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                    MERCER INTERNATIONAL INC.

                                                    By:   /s/ Jimmy S.H. Lee
                                                        ----------------------
                                                        Jimmy S.H. Lee
                                                        Chairman

Date:  December 29, 1999